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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       November 9, 1999
                                                 -------------------------------



                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




           Delaware                   0-12255                 48-0948788
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(State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)            File Number)          Identification No.)




  10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas         66207
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      (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code       (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)




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Item 5.  Other Events

Yellow Corporation announced today that its Chairman, President and CEO A. Maurice Myers has resigned. Mr. Myers will be replaced immediately by William D. Zollars; currently president of the company's largest subsidiary, Yellow Freight System.

Mr. Myers has been named Chairman, President and CEO of Waste Management, Inc., Houston, Texas.

In April 1999, Mr. Zollars was elected to the board of Yellow Corporation. Previously, he had a 24-year career at Kodak and most recently he was Senior Vice President of Ryder Integrated Logistics at Ryder Systems, Inc. before joining Yellow.

Yellow Corporation is a holding company with operating subsidiaries specializing in national, regional and international transportation of goods and materials. Headquartered in Overland Park, Kansas, Yellow employs approximately 32,000 people.

Statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, labor relations, inclement weather, competitor pricing activity, year 2000 issues, expense volatility and a downturn in general economic activity.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  YELLOW CORPORATION
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                                                     (Registrant)

Date:    November 9, 1999                      /s/ H. A. Trucksess, III
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                                                   H. A. Trucksess, III
                                           Senior Vice President - Finance/
                                           Chief Financial Officer and Treasurer